UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 17, 2012

MModal Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35069	98-0676666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9009 Carothers Parkway Franklin, Tennessee		37067
(Address of Principal Executive Offices)		(Zip Code)

(866) 295-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

As previously reported, on July 2, 2012, MModal Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with Legend Parent, Inc., a Delaware corporation (“Parent”), and Legend Acquisition Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of One Equity Partners V, L.P. (“OEP”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, on July 17, 2012, Merger Sub commenced a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, $0.10 par value per share, of the Company (“Shares”) at a purchase price of $14.00 per Share (the “Offer Price”), net to the seller in cash, without interest thereon and less any applicable withholding taxes.

On August 15, 2012, the Company and OEP announced the results of the Offer. On August 17, 2012, Merger Sub accepted the Shares tendered in the Offer for payment and paid for such Shares and the Company and OEP announced the completion of the Offer. Also on August 17, 2012, because Merger Sub then owned more than 90% of the outstanding Shares, in accordance with the Merger Agreement and as permitted by applicable law, Merger Sub merged with and into the Company (the “Merger”). At the effective time of the Merger (the “Effective Time”), (i) the Company was the surviving corporation in the Merger and now is a wholly owned direct subsidiary of Parent and (ii) each outstanding Share not validly tendered, accepted for payment and paid for pursuant to the Offer, other than Shares held by the Company as treasury stock, by Parent or Merger Sub, or by stockholders of the Company who validly exercise their appraisal rights in accordance with Section 262 of the Delaware General Corporation Law, as amended (the “DGCL”), was converted into the right to receive the Offer Price, net to the seller thereof in cash, without interest thereon and less any applicable withholding taxes. Following the Effective Time, the Shares will be delisted from The NASDAQ Global Select Market, and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company will no longer file periodic reports with the Securities and Exchange Commission (the “SEC”) on account of the Shares.

Item 1.01.	Entry into a Material Definitive Agreement.

1.	Senior Secured Credit Facility

On August 17, 2012, in connection with the Merger, the Company entered into a credit agreement (the “Credit Agreement”) and related security and other agreements for (a) a $445.0 million senior secured term loan facility (the “Term Loan Facility”) and (b) a $75.0 million senior secured revolving loan facility (the “Revolving Facility” and together with the Term Loan Facility, the “Senior Credit Facilities”) with certain lenders, Royal Bank of Canada, as administrative agent, swing line lender and L/C issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent, SunTrust Bank, ING Capital LLC and Sumitomo Mitsui Banking Corporation, as documentation agents.

In addition to borrowings upon prior notice, the Revolving Facility includes borrowing capacity in the form of letters of credit of up to $10.0 million at any time outstanding and borrowings on same-day notice, referred to as swing line loans, of up to the lesser of (a) $10.0 million and (b) the commitment of the lenders under the Revolving Facility, at any time outstanding. The Credit Agreement also permits the Company to request additional tranches of term loans and/or revolving commitments and/or increase commitments under the Revolving Facility and/or the Term Loan Facility in an aggregate amount not to exceed the sum of (a) $75.0 million plus (b) $50.0 million, subject to compliance on a pro forma basis with a net secured leverage ratio. The availability of such additional capacity is subject to various conditions.

Interest Rate and Fees. Borrowings under the Senior Credit Facilities bear interest at a rate per annum equal to, at the Company’s option, either (a) a base rate determined by reference to the highest of (i) the federal funds effective rate plus  1/2 of 1.00%, (ii) the prime rate of Royal Bank of Canada, and (iii) the one-month Eurodollar rate (as defined in the Credit Agreement) plus 1.00 % or (b) a LIBOR rate determined by Royal Bank of Canada, equal to the offered rate that appears on the page of the Reuters LIBOR01 screen that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars with a term equivalent to the interest period selected by the Company, in each case plus an applicable margin. In addition to paying interest on outstanding principal under the Senior Credit Facilities, the Company is required to pay customary agency fees, a commitment fee in respect of the unutilized commitments under the Revolving Facility and certain fees in respect of letters of credit issued under the Revolving Facility.

Amortization and Final Maturity. The Term Loan Facility requires the Company to make scheduled quarterly payments of $1.1 million in repayment of the Term Loan Facility, beginning with the quarter ending December 31, 2012, with the balance due on the seventh anniversary of the closing date. The Revolving Facility does not require any scheduled amortization. Any principal amount outstanding under the Revolving Facility will be due and payable on the fifth anniversary of the closing date.

Guarantees and Security. All obligations under the Senior Credit Facilities are unconditionally guaranteed by Parent and the Company’s direct and indirect domestic subsidiaries. All obligations under the Senior Credit Facilities, and the guarantees thereof, are secured, subject to certain exceptions, by substantially all of the assets of the Company and each of the guarantors, including:

•

a first-priority pledge of all of the capital stock of each domestic subsidiary and first-tier foreign subsidiary of the Company or any guarantor (which pledge, in the case of the voting capital stock of foreign subsidiaries, is limited to 65% of such capital stock); and

•	a first-priority security interest in substantially all of the Company’s and the guarantors’ tangible and intangible assets.

In connection with the foregoing arrangements, the guarantors entered into a Continuing Guaranty, dated August 17, 2012, and the Company and the guarantors entered into a Security Agreement, dated August 17, 2012.

Certain Other Provisions. The Credit Agreement contains a number of covenants that, among other things, include restrictions on incurring indebtedness, creating liens, mergers, dispositions of property, dividends and stock repurchases, acquisitions and other investments and entering into new material lines of business substantially different from those conducted by the Company and its subsidiaries on the date of the agreement.

Parent is also subject to a passive holding company covenant that limits its ability to engage in certain activities.

The Senior Credit Facilities also include a financial maintenance covenant, which requires the Company to maintain not more than a specified maximum total net leverage ratio at the end of each quarter.

In addition to the foregoing negative and financial covenants, the credit agreement governing the Senior Credit Facilities also contains certain customary representations and warranties, affirmative covenants and events of default (including upon a change of control).

2.	10.75% Senior Notes Due 2020

On August 17, 2012, Merger Sub issued $250 million aggregate principal amount of its 10.75% senior notes due 2020 (the “Notes”) under an indenture, dated as of August 17, 2012 (the “Original Indenture”), among Merger Sub, Parent, as guarantor, and U.S. Bank, National Association, as trustee (the “Trustee”). The Notes were initially sold pursuant to a Purchase Agreement, dated August 14, 4012, by and among Merger Sub, Parent and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers named therein. On August 17, 2012, following the Effective Time, the Company and certain guarantors (the “Guarantors”), entered into a supplemental indenture with the Trustee (the “Supplemental Indenture,” and together with the Original Indenture, the “Indenture”) pursuant to which the Company assumed the obligations of Merger Sub under the Indenture and the Notes and the Guarantors guaranteed the Notes.

The Notes will mature on August 15, 2020. The Company will pay interest on the Notes on February 15 and August 15 of each year, commencing on February 15, 2013. Interest on the Notes will accrue at a rate of 10.75% per annum.

Guarantees. The Notes are guaranteed on an unsecured senior basis by Parent and the Company’s domestic subsidiaries that guarantee the Senior Credit Facilities.

Ranking. The Notes and related guarantees (the “Guarantees”) will rank senior in right of payment to all of the Company’s and the Guarantors’ existing and future subordinated indebtedness and will rank equally in right of payment with all of the Company’s and the Guarantors’ existing and future senior indebtedness, including the Senior

Credit Facilities. The Notes and the Guarantees will be effectively subordinated to all of the Company’s and Guarantors’ existing and future secured debt, including the Senior Credit Facilities, to the extent of the value of the assets securing such debt. The Notes and the Guarantees will be structurally subordinated to all debt and other liabilities, including trade payables, of any of the Company’s subsidiaries that do not guarantee the Notes.

Mandatory Redemption; Offers to Purchase; Open Market Purchases. The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Company may be required to offer to purchase Notes as described under “Change of Control” and “Asset Sale Proceeds” below. The Company may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption. Prior to August 15, 2015, the Company may redeem the Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to, but not including, the applicable redemption date and an Applicable Premium (as defined below) as of the date of redemption, subject to the rights of holders on the relevant record date to receive interest due on the relevant interest payment date. The “Applicable Premium” means, with respect to any Note on any redemption date, the greater of: (a) 1.0% of the principal amount of such Note; and (b) the excess, if any, of (i) the present value at such redemption date of (A) the redemption price of such Note at August 15, 2015 (such redemption price being set forth in the table below), plus (B) all required interest payments due on such Note through August 15, 2015 (excluding accrued but unpaid interest to, but excluding, the redemption date), computed using a discount rate equal to the applicable treasury rate as of such redemption date plus 50 basis points; over (ii) the then outstanding principal amount of the Note.

On and after August 15, 2015, the Company may redeem the Notes at its option, in whole at any time or in part from time to time, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest to, but not including, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

Redemption Period	Price
2015	108.063%
2016	105.375%
2017	102.688%
2018 and thereafter	100.000%

In addition, at any time and from time to time on or prior to August 15, 2015, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of any additional Notes) with the net cash proceeds of one or more equity offerings by the Company at a redemption price (expressed as a percentage of principal amount) of 110.750%, plus accrued and unpaid interest to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that at least 50% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of any additional Notes) must remain outstanding after each such redemption; provided further that such redemption occurs within 90 days after the closing of such equity offering.

Change of Control. If a change of control occurs, unless the Company has exercised its right to redeem all the Notes as described above under “Optional Redemption,” each holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date.

Asset Sale Proceeds. If the Company or any of its restricted subsidiaries causes or makes certain asset sales, the Company or its restricted subsidiary generally must, within specific periods of time, either prepay, repay or repurchase certain of its or its restricted subsidiaries’ indebtedness or make an offer to purchase a principal amount of the Notes and certain other debt equal to the excess net cash proceeds, or invest the net cash proceeds from such sales in additional assets. The purchase price of the Notes will be 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

Covenants. The Indenture contains covenants limiting the ability of the Company or any of its restricted subsidiaries to, among other things:

•	incur additional indebtedness or issue preferred stock;

•	pay dividends on or make other distributions on or repurchase the Company’s capital stock or make other restricted payments;

•	create restrictions on the payment of dividends or other amounts from Parent’s restricted subsidiaries to the Company’s other restricted subsidiaries;

•	make loans or investments;

•	enter into certain transactions with affiliates;

•	create liens;

•	designate the Company’s subsidiaries as unrestricted subsidiaries; and

•	sell certain assets or merge with or into other companies or otherwise dispose of all or substantially all of the Company’s or any Guarantor’s assets.

Events of Default. The Indenture also provides for customary events of default, including, without limitation, payment defaults, covenant defaults, cross acceleration defaults to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency and judgment defaults in excess of specified amounts. If any such event of default occurs and is continuing under the Indenture, the Trustee or the holders of at least 25% in principal amount of the total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes issued under the Indenture to be due and payable immediately.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Offer and the Merger, the Company no longer fulfills the numerical listing requirements of The NASDAQ Stock Market LLC (“Nasdaq”). On August 17, 2012, the Company notified Nasdaq of its intent to remove its Shares from listing on The NASDAQ Global Select Market and requested that Nasdaq file a Notification of Removal from Listing and/or Registration on Form 25 with the SEC to delist and deregister the Shares, which Nasdaq filed on such date. The Company intends to file with the SEC a Form 15 under the Exchange Act, requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. Trading of the Shares on The NASDAQ Global Select Market will be suspended as of the opening of trading on August 20, 2012.

Item 3.02.	Unregistered Sale of Equity Securities.

In order to complete the Merger, on August 17, 2012, pursuant to Section 1.3 of the Merger Agreement, Merger Sub exercised its top-up option (the “Top-Up Option”) to purchase additional Shares, and the Company issued 46,610,191 Shares (the “Top-Up Shares”) to Merger Sub, at a price of $14.00 per Share. Merger Sub paid for the Top-Up Shares by delivery of cash equal to the aggregate par value of the Top-Up Shares and a promissory note having a principal amount equal to the aggregate purchase price pursuant to the Top-Up Option less the amount paid in cash. The Top-Up Shares, when added to the number of Shares directly or indirectly owned by Parent and Merger Sub at the time of exercise of the Top-Up Option, represented one Share more than 90% of the Shares outstanding immediately after the issuance of the Top-Up Shares, which ensured that Merger Sub and the Company could effect the Merger under applicable Delaware law. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 3.01, 5.01 and 5.03 of this Current Report on Form 8-K (this “Current Report”) is incorporated herein by reference in response to this Item 3.03.

At the Effective Time, each outstanding Share immediately prior to the Effective Time (other than Shares held by the Company as treasury stock, by Parent or Merger Sub, or by stockholders of the Company who validly exercise their appraisal rights in accordance with Section 262 of the DGCL) was converted into the right to receive the Offer Price, net to the seller in cash, without interest thereon and less any applicable withholding taxes.

Item 5.01.	Changes in Control of Registrant.

As a result of the acceptance of and payment for Shares in the Offer on August 17, 2012, a change of control of the Company occurred. Upon the effectiveness of the Merger, the Company became a wholly owned direct subsidiary of Parent. The disclosure under Item 3.01 is incorporated herein by reference. The total amount of the consideration payable in connection with the change of control transaction was approximately $1.1 billion. The funds used to consummate the Offer and the Merger were from an equity contribution by OEP, proceeds received in connection with the Senior Credit Facilities and the issuance of the Notes, as described in Item 1.01 above, and available cash from the Company’s balance sheet.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and as contemplated by the Merger Agreement, each member of the Company’s board of directors prior to the Merger voluntarily resigned from the Company’s board of directors effective as of the Effective Time (with the exception of Mr. Roger L. Davenport). Each such director resigned pursuant to the terms of the Merger Agreement and not because of any disagreement with the Company. Pursuant to the terms of the Merger Agreement, on August 17, 2012, each of Mr. Gregory A. Belinfanti, Mr. Christian Ahrens and Mr. Matthew P. Hughes became a member of the Company’s board of directors as of the Effective Time. Accordingly, as of the Effective Time, the Company’s board of directors consisted of Mr. Davenport, Mr. Belinfanti, Mr. Ahrens and Mr. Hughes.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the Merger Agreement, as of the Effective Time, the Company’s certificate of incorporation in effect immediately prior to the Effective Time was amended and restated (the “Amended and Restated Certificate of Incorporation”) to be in the form of the certificate of incorporation set forth as Exhibit A to the Merger Agreement. In addition, as of the Effective Time, the Company’s bylaws in effect immediately prior to the Effective Time were amended and restated to be identical to the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, with such bylaws having been further amended and restated (the “Amended and Restated Bylaws”) in accordance with section 5.7 of the Merger Agreement.

Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of MModal Inc.
3.2	Amended and Restated Bylaws of MModal Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MModal Inc.

	By:	/s/ Kathryn F. Twiddy
Date: August 17, 2012		Kathryn F. Twiddy, Chief Legal Officer

Exhibit Index

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of MModal Inc.
3.2	Amended and Restated Bylaws of MModal Inc.